Exhibit 10.11

THIRD AMENDMENT TO THE

AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN

Appendix A of the Amgen Inc. Supplemental Retirement Plan (the “Plan”) is hereby amended and restated in its entirety, effective January 1, 2007, as follows:

Appendix A

Participating Subsidiaries and Affiliates of Amgen Inc.

1.	Amgen USA Inc. – January 1, 2002
2.	Immunex Corporation – January 1, 2003
3.	Immunex Manufacturing Corporation – January 1, 2003
4.	Immunex Rhode Island Corporation – January 1, 2003
5.	Amgen Worldwide Services, Inc. – January 1, 2004
6.	Amgen San Francisco, LLC – January 1, 2005
7.	Tularik Pharmaceutical Company – January 1, 2005
8.	Amgen Fremont Inc. – July 1, 2006
9.	Amgen Mountain View Inc. – January 1, 2007

To record this Third Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 16th day of December 2006.

AMGEN INC.

By:	/s/ BRIAN MCNAMEE
Title:	Senior Vice President, Human Resources